EXHIBIT 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE September 25, 2008

ANGIOTECH ANNOUNCES DATE OF ANNUAL AND SPECIAL GENERAL

MEETING OF SHAREHOLDERS

VANCOUVER, BC, September 25, 2008 – Angiotech Pharmaceuticals, Inc. (“Angiotech”) (NASDAQ: ANPI, TSX: ANP), a global specialty pharmaceutical and medical device company, today announced that its 2008 annual and special general meeting of shareholders will take place on October 30, 2008 at 8:30am Pacific time, at the Sheraton Vancouver Wall Centre, 1088 Burrard Street, Vancouver, BC V6Z 2R9. The record date for shareholders entitled to receive notice of and vote at the meeting will be September 30, 2008, and Angiotech expects to mail the meeting materials to shareholders on or about October 3, 2008.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

CONTACT:

DeDe Sheel, Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(415) 293-4412

dede.sheel@fdashtonpartners.com